10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Global Dividend Opportunity Fund
Security
Portland General Electric
Advisor
EIMCO
Transaction Date
3/5/09
Cost
70,000
Offering Purchase
0.65%
Broker
JP Morgan
Underwriting Syndicate Members
Deutsche

Fund
Global Dividend Opportunity Fund
Security
Northeast Utilities
Advisor
EIMCO
Transaction Date
3/16/09
Cost
50,000
Offering Purchase
0.30%
Broker
JP Morgan
Underwriting Syndicate Members
Barclays Capital

Fund
Global Dividend Opportunity Fund
Security
FLP Group Capital Inc. PFD 8.75% PFD
Advisor
EIMCO
Transaction Date
3/13/09
Cost
40,000
Offering Purchase
0.29%
Broker
Janney Montgomery
Underwriting Syndicate Members
Morgan Stanley

Fund
Global Dividend Opportunity Fund
Security
FLP Group Capital Inc. PFD 8.75% PFD
Advisor
EIMCO
Transaction Date
3/13/09
Cost
100,000
Offering Purchase
0.71%
Broker
Maxim
Underwriting Syndicate Members
Wachovia Securities Inc